EXHIBIT 99.1

For Immediate Release	Kronos Contact:	Paul Lacy
(978)947-4944
placy@kronos.com

KRONOS® REPORTS THIRD QUARTER FISCAL 2004 RESULTS

Revenue up 17 percent on strong demand for Workforce Central® 5

CHELMSFORD, Mass., July 27, 2004 — Kronos® Incorporated (Nasdaq: KRON) today reported financial results for the third quarter of Fiscal 2004. Net income for the third quarter of Fiscal 2004 increased 33 percent to $11.2 million, or $.35 per diluted share, as compared to $8.4 million, or $.27 per diluted share, for the same period a year ago. Revenue for the third quarter increased 17 percent to $114.7 million as compared to $98.2 million for the same period a year ago.

For the nine-month period, net income has risen 24 percent to $28.2 million, or $.88 per diluted share, as compared to $22.7 million, or $.74 per diluted share, for the same period last year. For the nine-month period, revenue is up 13 percent to $322.4 million, as compared to $284.4 million for the first nine months of the prior year.

“We are very pleased with our third-quarter results. We are experiencing the benefits of our new product offering, which is being enthusiastically embraced by both new and existing customers,” said Mark S. Ain, Kronos’ chief executive officer. “Even in a somewhat volatile economic environment, the power of our Workforce Central® 5 suite had a tremendous impact on our third quarter. Workforce Central 5 sales activity drove product revenue up 21 percent year-over-year and fueled growth in each of our vertical markets.”

Kronos has shipped well over one million employee licenses of Workforce Central 5 to new and existing customers since announcing general availability in March.

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This marks Kronos’ 98th straight quarter of revenue growth compared to the same period in the previous year, and 69th consecutive quarter of profitability (Note 1). Total deferred maintenance, professional services, and product revenue at the end of the quarter was $133.1 million. In addition to this deferred revenue, the company has a growing backlog of professional services engagements not reflected on the balance sheet. Kronos’ balance sheet remains strong with $167.4 million in cash and investments and no debt.

Third-Quarter Highlights

Leading organizations around the world continue to choose Kronos solutions to staff, develop, deploy, track, and reward their workforce. Notable wins from new and existing customers during the quarter for enterprise-wide deployments of Kronos solutions included:

o	The City of Atlanta, Georgia signed on as a new customer, representing one of the largest cities to completely automate all employees with Kronos;

o	The Mobile County Public School System in Alabama selected Kronos solutions in an effort to electronically collect time and attendance data for its 9,000 employees;

o	Superior Super Warehouse pared down three different vendors and chose Kronos as its trusted, single-source provider for human resources, payroll, scheduling, and time and labor solutions for use by 3,500 employees; and

o	Visteon Corporation, an automotive supplier, is deploying a Kronos solution for its thousands of employees in the U.K., France Germany, Spain, and Portugal. The Kronos suite required no customizations, highlighting its wide-ranging applicability across borders.

In addition to broad customer acceptance of Kronos’ recently introduced workforce management solutions — including Workforce Central 5 and Kronos iSeries Central 5 — highlights of the third quarter included being recognized among the top “HR Management Systems” vendors evaluated by Forrester Research. Kronos is increasingly being recognized for the full breadth of its extensive line-up of workforce management solutions, as well as for its remarkably consistent financial performance.

Other highlights of the quarter included Kronos’ ranking as one of the “100 Fastest-Growing Technology Companies” by Business 2.0, one of the “Hottest Companies of 2004” by START magazine, one of the The Boston Globe’s “Globe 100” companies, one of the “Top 100” companies by MSI magazine, and one of the “Healthcare Informatics 100” companies by Healthcare Informatics.

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Outlook

Kronos will sustain its Workforce Central 5 momentum in the fourth quarter by shipping two additional Web-based workforce management applications: an advanced scheduling solution for retail, and a solution for administering disciplinary and perfect attendance policies in the workplace.

“Our people are clearly energized, our new products are being enthusiastically embraced by customers, and our sales pipeline is healthy. We’re in great shape going into the final quarter of Fiscal 2004,” concluded Ain. “We expect to report fourth quarter revenue in the range of $124-129 million and earnings in the range of $.47-.53 per share, which translates to expectations of Fiscal 2004 revenue of $446-451 million, with earnings per share in the range of $1.35-1.41.”

Conference Call Webcast

Kronos senior management plans to review its third-quarter results during a conference call today beginning at 4:30 p.m. Eastern. The conference call will be webcast live at http://www.kronos.com/invest and will be available for replay purposes.

About Kronos Incorporated

Kronos Incorporated is the most trusted name in workforce management. Kronos helps organizations staff, develop, deploy, track, and reward their workforce, resulting in reduced costs, increased productivity, better decision-making, improved employee satisfaction, and alignment with organizational objectives. More than 20 million people use a Kronos solution every day. Learn more about Kronos’ high-impact enterprise solutions at www.kronos.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve a number of risks and uncertainties, including the performance estimates and statements relating to earnings and revenue growth and profitability, the ability to close potential product sales transactions, the ability to realize revenues from the sales pipeline, the market acceptance of our new products and enhancements, our ability to monitor and manage discretionary costs, growth in the market for our products and within the economy generally, and potential acquisitions. Among the important factors that could cause actual operating results to differ materially from those indicated by such forward-looking statements are delays in product development, including enhancements to existing products, product performance issues, competitive pressures, general economic conditions, possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangement and the risk factors detailed in the company’s periodic reports and registration statements filed with the Securities and Exchange Commission. The timing of the release of new products or product enhancements will take place if and when available and at the sole discretion of Kronos.

Note 1: Excluding a one-time special charge in the second quarter of Fiscal 2001.

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© 2004 Kronos Incorporated. Kronos, Workforce Central, and the Kronos logo are registered trademarks of Kronos Incorporated or a related company. iSeries is a trademark of International Business Machines Corporation. All other product and company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

KRONOS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
UNAUDITED

	Three Months Ended		Nine Months Ended
	July 3, 2004	June 28, 2003	July 3, 2004	June 28, 2003
Net revenues:
Product	$50,941	$42,185	$135,047	$125,215
Maintenance	35,427	32,826	104,169	91,477
Professional services	28,332	23,205	83,136	67,714

	114,700	98,216	322,352	284,406
Cost of sales:
Costs of product	10,802	10,097	31,014	30,453
Costs of maintenance and professional services	34,157	28,664	99,505	82,937

	44,959	38,761	130,519	113,390

Gross profit	69,741	59,455	191,833	171,016
Operating expenses and other income:
Sales and marketing	33,627	30,544	96,991	90,193
Engineering, research and development	11,028	9,894	31,476	27,929
General and administrative	7,943	6,063	22,355	18,498
Amortization of intangible assets	1,003	985	3,011	2,493
Other income, net	(973)	(1,384)	(4,344)	(3,811)

	52,628	46,102	149,489	135,302
Income before income taxes	17,113	13,353	42,344	35,714
Provision for income taxes	5,958	4,969	14,157	13,019

Net income	$11,155	$8,384	$28,187	$22,695

Net income per common share:
Basic	$0.36	$0.28	$0.91	$0.76

Diluted	$0.35	$0.27	$0.88	$0.74

Weighted-average common shares outstanding:
Basic	31,109,965	29,828,427	30,930,863	29,689,491

Diluted	32,050,336	30,982,514	31,986,345	30,810,186

       KRONOS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
UNAUDITED

	July 3, 2004	September 30, 2003
ASSETS
Current assets:
Cash and equivalents	$49,391	$42,509
Marketable securities	40,549	44,431
Accounts receivable, less allowances of $8,337
at July 3, 2004 and $7,833 at September 30, 2003	88,306	84,275
Deferred income taxes	8,048	8,427
Other current assets	19,094	18,649

Total current assets	205,388	198,291
Marketable securities	77,412	44,065
Property, plant and equipment, net	40,705	39,263
Intangible assets	21,501	22,938
Goodwill	74,076	70,446
Capitalized software, net	23,036	23,012
Other assets	17,918	14,791

Total assets	$460,036	$412,806

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,374	$6,584
Accrued compensation	37,011	35,655
Accrued expenses and other current liabilities	12,188	16,169
Deferred product revenues	8,241	3,387
Deferred professional service revenues	37,830	39,745
Deferred maintenance revenues	79,681	75,505

Total current liabilities	183,325	177,045
Deferred maintenance revenues	7,393	7,319
Deferred income taxes	9,168	8,190
Other liabilities	2,783	3,655
Shareholders' equity:
Preferred Stock, par value $1.00 per share: authorized
1,000,000 shares, no shares issued and outstanding	--	--
Common Stock, par value $.01 per share: authorized
50,000,000 shares, 31,170,523 and 30,439,518 shares
issued at July 3, 2004 and September 30, 2003,
respectively	312	304
Additional paid-in capital	50,860	38,104
Retained earnings	206,028	177,841
Accumulated other comprehensive income:
Foreign currency translation	489	(8)
Net unrealized gain (loss) on available-for-sale investments	(322)	356

	167	348
Total shareholders' equity	257,367	216,597

Total liabilities and shareholders' equity	$460,036	$412,806